UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/01/2004

Wells Real Estate Investment Trust II, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-107066

MD	20-0068852
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of Principal Executive Offices, Including Zip Code)

770-449-7800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.01.    Completion of Acquisition or Disposition of Assets

Acquisition of The Corridors III Building

On November 1, 2004, Wells Real Estate Investment Trust II, Inc. (the "Registrant") purchased a seven-story office building containing approximately 222,000 rentable square feet (" The Corridors III Building"), for a purchase price of approximately $40.5 million, plus closing costs. The acquisition was funded with net proceeds raised from the Registrant's ongoing offering of public stock and with proceeds from the Registrant's $430.0 million line of credit with Bank of America, N.A. The Corridors III Building is located on an approximate 7.3-acre parcel of land at 2650 Warrenville Road in Downers Grove, Illinois. The Corridors III Building was purchased from NBS Corridors III, L.L.C. (the "Seller"), which is not affiliated with the Registrant, it subsidiaries or Wells Capital, Inc. (the "Advisor").

The Corridors III Building, which was completed in 2001, is leased to MAF Bancorp, Inc. ("MAF") (approximately 59%), Toyota Motor Credit Corporation ("Toyota Motor Credit") (approximately 10%), Credit Suisse First Boston Corporation ("CSFB") (approximately 9%) and Metropolitan Life Insurance Company ("MetLife") (approximately 9%) and various other office and retail tenants (approximately 6%). Approximately 7% of The Corridors III Building is currently vacant. Provided the Seller procures a fully executed lease for the vacant space on or before July 31, 2005, the Registrant would owe the Seller additional purchase price based on a pre-determined formula pursuant to the terms of an earnout agreement entered into at closing between the Registrant and the Seller.

MAF, a company whose shares are publicly traded on NASDAQ, is a registered savings and loan holding company that is primarily engaged in the consumer banking business through its wholly owned subsidiary, Mid America Bank. With assets of $9.4 billion and 67 retail banking offices throughout Chicago and Milwaukee and their surrounding areas, Mid America Bank is the largest independent thrift in Illinois and 8th largest bank in deposit market share in the Chicago area and 6th largest bank in deposit market share in the Milwaukee area. MAF reported a net worth, as of June 30, 2004, of approximately $906.0 million.

Toyota Motor Credit, the United States financing arm of Toyota Financial Services Corporation, a wholly owned subsidiary of Toyota Motor Corporation, provides retail leasing, retail and wholesale financing and other financial services to Toyota and Lexus dealers, as wells as Toyota industrial equipment dealers and their customers. Toyota Motor Credit reported a net worth, as of June 30, 2004, of approximately $3.7 billion.

CSFB, a business unit of the Zurich-based Credit Suisse Group, is a leading global investment bank serving institutional, corporate, government and individual clients. CSFB's businesses include securities underwriting, sales and trading, investment banking, private equity, financial advisory services, investment research, venture capital, correspondent brokerage services and asset management. CSFB operates in 69 locations in 34 countries across five continents. CSFB reported a net worth, as of June 30, 2004, of approximately $10.3 billion.

MetLife, through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve individuals in approximately 13 million households in the U.S. and provide benefits to 37 million employees and family members through their plan sponsors. Outside the U.S., the MetLife companies serve approximately eight million customers through direct insurance operations in Argentina, Brazil, Chile, China, Hong Kong, India, Indonesia, Mexico, South Korea, Taiwan and Uruguay. MetLife reported a net worth, as of June 30, 2004, of approximately $21.3 billion.

The current aggregate annual base rent for MAF, Toyota Motor Credit, CSFB, MetLife and the three additional tenants in The Corridors III Building is approximately $3.3 million. The current weighted-average remaining lease term for all tenants in The Corridors III Building is approximately nine years. MAF has the right, at its option, to extend the initial term of its lease for three additional five-year periods. Toyota Motor Credit has the right, at its option, to extend the initial term of its lease for two additional three-year periods. CSFB and MetLife have the right, at their option, to extend the initial terms of their leases for one additional five-year period. MAF, Toyota Motor Credit, CSFB and MetLife each have certain rights of first refusal on selected space in The Corridors III Building.

The Registrant does not intend to make significant renovations or improvements to The Corridors III Building in the near term. Management believes that The Corridors III Building is adequately insured.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 1, 2004, the Registrant drew down approximately $23.5 million from its existing $430.0 million credit facility with Bank of America, N.A. to fund the acquisition of The Corridors III Building. Following this draw, approximately $329.4 million is currently outstanding under the credit facility. Borrowings under the credit facility bear interest at LIBOR plus 225 basis points or the base rate plus 50 basis points, at the Registrant's option. The base rate for any day is the higher of the Federal Funds Rate for such day plus 50 basis points or Bank of America's prime rate for such day. Under the terms of the credit facility, the Registrant is required to repay outstanding principal and accrued interest by May 10, 2005. During the initial 180-day term, the agreement allows the Registrant to borrow up to 70% of the aggregate cost of the subset of lender-approved properties with an aggregate average occupancy rate of 85% (the "Borrowing Base"). Effective November 11, 2004, the agreement allows the Registrant to borrow up to 60% of the Borrowing Base. Based on the value of the Borrowing Base properties, the Registrant has approximately $100.6 million in remaining capacity under the $430.0 million credit facility. The credit facility is secured by mortgages on all lender-approved properties; however, only some of the mortgages are recorded in the property records. In the event the Registrant is in default under the facility, the lender may elect to record all of the mortgages and foreclose.

Item 9.01.    Financial Statements and Exhibits

(a)        Financial Statements. Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before January 15, 2005, by amendment to this Form 8-K.

(b)        Pro Forma Financial Information. See Paragraph (a) above.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Date: November 04, 2004.	By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President